                                                                 Exhibit 99.7


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

                              BELLE HOLDINGS, INC.

No. 1             Los Angeles, California
November 10, 1999 $4,000,000

                   CONVERTIBLE NOTES DUE DECEMBER 31, 2004

      WHEREAS, Belle Holdings, Inc. (the "Company"), pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") by and between the Company and Eastbrokers International Corporation, a Delaware corporation ("EBI"), has purchased 1,000,000 shares of the Series A Preferred Stock of EBI and has the right to purchase up to an additional 1,000,000 shares of the Series A Preferred Stock of EBI (together, the "Preferred Stock");

      WHEREAS, the Preferred Stock provides for 10% cumulative quarterly dividends, payable in additional shares of Preferred Stock (the "Dividends");

      NOW THEREFORE, the Company agrees as follows:

      The Company, for value received, hereby promises to pay to Corona Corp., a Nevada corporation or its assigns (the "Holder") on or before December 31, 2004 (the "Maturity Date"), the aggregate unpaid principal balance of loans made by Holder to the Company from time to time hereunder as set forth on Schedule A attached hereto up to $4,000,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and, in lieu of interest, to assign all of the Dividends payable on the Preferred Stock to the Holder until the Maturity Date or, if earlier, the date the Company's obligation with respect to the payment of such principal sum shall be discharged as herein provided. The Company shall deliver to the Holder the Dividends pursuant to this Convertible Subordinated Note Due December 31, 2004 (the "Note") quarterly on each January 15, April 15, July 15 and October 15 and on the Maturity Date. The principal amount of this Note shall be payable on the Maturity Date to the Holder hereof at the office of the Company as hereinafter set forth. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of California or the laws of any other applicable state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

1.    PREPAYMENT

      The principal amount of this Note may not be prepaid by the Company, in whole or in part, at any time.

2.    CONVERSION RIGHT

     (1) The Holder hereof is entitled at any time and from time to time to convert all or any portion of the outstanding principal on this Note into duly and validly issued, fully paid and nonassessable shares (the "Conversion Shares") of Preferred Stock at a rate equal to .35 (the "Conversion Rate") shares of Preferred Stock per $1.00 of principal of the Note. For purposes hereof, the term Preferred Stock shall mean the Preferred Stock, and any other securities, assets, rights or property distributed to holders of the Preferred Stock, or into which the Preferred Stock is exchanged or reclassified.

          The Conversion Shares shall be delivered as soon as practicable after the receipt by the Company of a written request of conversion of the Holder hereof in substantially the form attached hereto as Exhibit "A" (a "Conversion Notice")and the delivery to the Company of this Note. The Company will deliver, at such time, a replacement Note evidencing any then outstanding principal amount of the Note not converted. Any conversion request with respect to this Note shall be effective upon receipt by the Company at any time prior to the date set for any prepayment of this Note.

     (2) The Company shall not be required to deliver fractional shares of Preferred Stock on the conversion of this Note, provided, however, that if the Holder converts this Note in full, any fractional shares of Preferred Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Preferred Stock.

     (3) Upon any conversion pursuant to this Section 2, that portion of the principal balance of this Note (and any accrued and unpaid interest thereon) which has been so converted shall be deemed to have been paid in full.

3.    ADJUSTMENTS OF CONVERSION PRICE AND NUMBER OF CONVERSION SHARES.

     (1) The Holder shall be entitled to all anti-dilution protection provided to the holders of Preferred Stock.

     (2) In the event that EBI shall at any time after the date hereof and prior to the conversion or payment of this Note in full declare a dividend (other than a dividend consisting solely of the Dividends) or otherwise distribute to all of the holders of Preferred Stock any monies, assets, property, rights, evidences of indebtedness, securities, whether issued by the EBI or by another person or entity, or any other thing of value, the Holder of the unconverted Note shall thereafter be entitled, in addition to the Conversion Shares or other securities receivable upon the conversion thereof, to receive, upon the conversion of this Note, the same monies, assets, property, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holder were the owner of the Conversion Shares at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 3(b).

     (3) SUBDIVISION AND COMBINATION. If the EBI shall at any time after the date hereof subdivide (whether by stock split or otherwise) or combine (whether by reverse stock split or otherwise) the outstanding shares of Preferred Stock, the Conversion Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

4.    COVENANTS OF COMPANY

     (1) The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

          1. Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become a lien upon the Company's assets or property, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside, as required by the Company's certified public accountants, on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested; 1.

          2. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company;

          3. At all times maintain preserve, protect and keep its material property used and useful in the conduct of its business so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times except as may be sold, retired or replaced in the normal course of conducting its business consistent with good business practice;

               4. Keep adequately insured by what it reasonably believes are financially sound and responsible insurers, all material property of a character and such other insurance as prudently and customarily insured by similarly situated corporations engaged in the business in which the Company is engaged; and

               5. At all times keep true and correct books, records and accounts.

5.    LATE FEES

     (1) Any late payments or fees payable to the Company as a holder of the Preferred Stock, by reason of any default or delay by EBI, shall be considered a Dividend and shall be delivered to the Holder.

6.    EVENTS OF DEFAULT

     (1) This Note shall become due and payable immediately upon any of the following events, herein called "Events of Default":

          1. Default in the payment of the principal on this Note, or in the obligation to deliver all Dividends to Holder, when and as the same shall become due and payable, whether by acceleration or otherwise;

          2. Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof;

          3. Application for, or consent to, the appointment of a receiver, trustee, liquidator, custodian or similar person or entity for the Company or of its property or any other relief under any Bankruptcy Law;

          4. Admission in writing of the Company's inability to pay its debts as they mature;

          5.   General assignment by the Company for the benefit of creditors;

          6. Filing by the Company of a voluntary case or petition in bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or a case, petition or an answer seeking reorganization, or a similar arrangement with creditors;

          7. Entering against the Company of a court order approving a petition filed against it under any Bankruptcy Law, which order shall not have been vacated or set aside or otherwise terminated within 60 days of its entry; or

          8. Acceleration of, or failure to pay when due upon maturity, any indebtedness for money borrowed by the Company as to which the Company has at least $100,000 in aggregate principal amount of indebtedness outstanding which acceleration is not rescinded or annulled or which failure is not cured within thirty (30) days after notice of acceleration or after such failure, as the case may be, is received by the Company.

     (2) The Company agrees that it shall give notice to the Holder at his, her, or its registered address by certified mail of the occurrence of any Event of Default within fifteen (15) business days after it becomes aware that such Event of Default shall have occurred.

     (3) In case any one or more of the Events of Default specified above shall happen and be continuing, the Holder may proceed to protect and enforce his, her or its right by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

7.    MISCELLANEOUS

          (1) Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers, rights and obligations of the transferor. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his, her or its address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not submitted to the Company for registration at the time of sending the communication.

          (2) Except as specifically set forth herein and except upon the delivery of a proper written request of conversion pursuant to
               Section 2 hereof, the Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

          (3) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnification or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

          (4) This Note shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof or the actual domicile of the parties. The Company and the Holder hereby consent to the jurisdiction of the courts of the State of California, county of Los Angeles and the United States District Courts situated therein in connection with any action concerning the provisions of this Note.

          (5) The Company shall pay all costs and expenses incurred by the Holder to enforce any of the provisions of this Note, including reasonable attorneys' fees and other reasonable expenses of collection.

          (6) All notices, requests and other communications under this Note shall be in writing and shall be deemed to have been delivered on the third Business Day after having been deposited in the U.S. mail, registered or certified, postage prepaid; the first Business Day after having been sent by recognized overnight courier; or when personally delivered; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses that the parties may have fixed by notice in accordance herewith. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California are authorized by law, regulation or executive order to remain closed.

               If to a Holder:        Corona Corp.
                                      3172 Abington Drive
                                      Beverly Hills, California 90210
                                      ATTN: Reid Breitman, Director

                                      or to the address of such Holder as shown on the books of the Company.

            If to the Company:        Belle Holdings, Inc.
                                      6000 Fairview Road, Suite 1410
                                      Charlotte, North Carolina 28210
                                      Attention: Martin A. Sumichrast

          (7) PROXY. So long as this Note remains outstanding, Martin A. Sumichrast, president of Belle Holdings, Inc., shall have the right and power to vote the shares of Preferred Stock. In addition, after any conversion of this Note into Preferred Stock, Martin A. Sumichrast shall have a proxy from Corona Corp. to vote such shares of Preferred Stock.

            IN WITNESS WHEREOF, Belle Holdings, Inc. has caused this Note to be signed in its name as of the date first above written.

                              BELLE HOLDINGS, INC.



                              By: /s/ Martin A. Sumichrast
                                 -------------------------------
                                    Name: Martin A. Sumichrast
                                    Title: President

                                    EXHIBIT A

                                 CONVERSION FORM
                (To be executed by the registered Holder desiring
                   to convert the Note or any portion thereof)

TO: BELLE HOLDINGS, INC. (the "Company")

      The undersigned hereby irrevocably exercises the option to convert $ of aggregate principal amount of Convertible Notes Due December 31, 2004 (the "Notes") into shares of Series A Preferred Stock of Eastbrokers International Incorporated, in accordance with the conditions and provisions of said Note. The undersigned hereby delivers, with a copy of this notice, the Note to the Company for cancellation and, as applicable, the issuance of a replacement Note or Notes for any portion of the Note delivered not being converted.

      The undersigned directs that a certificate evidencing the number of shares of Series A Preferred Stock as to which this Conversion Form is applicable be delivered, pursuant to the Note, in the name of the registered holder and delivered to the undersigned at the address set forth below:

Dated:
      ---------------

                       ----------------------------------
                         Signature of Registered Holder

                       ----------------------------------
                        Name of Registered Holder (Print)

                       ----------------------------------
                                     Address

NOTICE: The signature on the foregoing Conversion Form must correspond to the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.